UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

KEY HOSPITALITY ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	20-2742464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Becker Farm Road
Roseland, New Jersey 07068
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 992-3707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Key Hospitality Acquisition Corporation is filing this Amendment No. 1 to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 28, 2005 (the “Form 8-K”), for the purpose of reporting the exercise by the underwriters of the over-allotment option relating to the previously announced initial public offering and filing an updated audited balance sheet.

ITEM 8.01 OTHER EVENTS.

On October 28, 2005, the initial public offering ("IPO") of 6,000,000 Units ("Units") of Key Hospitality Acquisition Corporation (the "Company") was consummated. On November 16, 2005, the underwriters of the IPO acquired an additional 450,000 Units pursuant to the over-allotment option granted to the underwriters. Each Unit consists of one share of Common Stock, $.001 par value per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock. The 6,450,000 Units sold in the IPO (including the 450,000 Units subject to the underwriters' over-allotment option) were sold at an offering price of $8.00 per Unit, generating total gross proceeds of $51,600,000. Of this amount, $46,877,500 was placed in the trust account established in connection with the IPO.

An audited balance sheet of the Company as of November 16, 2005 reflecting the exercise of the over-allotment option is included as Exhibit 99.1 to this Amendment No. 1 to the Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit.

99.1	Audited Financial Statements

99.2	Press Release dated November 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY HOSPITALITY ACQUISITION CORPORATION
Dated: November 16, 2005
	By:	/s/ Jeffrey S. Davidson
Jeffrey S. Davidson
Co-Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Audited Financial Statements

99.2	Press Release dated November 16, 2005.